UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 2, 2016 (August 1, 2016)

Gladstone Commercial Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland	001-33097	02-0681276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 100 McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On August 1, 2016, Gladstone Commercial Corporation (the “Company”) entered into purchase agreements with certain institutional and retail investors pursuant to which the Company agreed to sell a total of 1,230,000 shares of its 7.00% Series D Cumulative Redeemable Preferred Stock, par value $0.001 per share, with a liquidation preference of $25.00 per share (the “Series D Preferred Stock”), in a registered direct placement at a purchase price of $24.75 per share. In connection with the offering, the Company entered into a placement agent agreement dated August 1, 2016 with CSCA Capital Advisors, LLC (“CSCA”) pursuant to which CSCA agreed to act as the Company’s placement agent. As placement agent, CSCA will receive a placement agent fee equal to 2.0% of the gross proceeds from the offering.

The offering is expected to close on August 4, 2016 and the Company’s total net proceeds from the offering, after deducting the placement agent’s fee and other estimated offering expenses, are expected to be approximately $29.7 million. The Company intends to use the net proceeds from the offering to pay down debt, invest in additional net leased real properties in accordance with the Company’s investment objectives and to pay real estate acquisition expenses, to make or invest in mortgage loans in accordance the Company’s investment objectives and for other general corporate purposes.

1,267,968 shares of Series D Preferred Stock were outstanding prior to this offering and 2,497,968 shares of Series D Preferred Stock will be outstanding following the offering. The shares of Series D Preferred Stock were offered and sold pursuant to the Company’s prospectus supplement dated August 1, 2016 (the “Prospectus Supplement”), which supplements the Company’s prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-208953), filed with the SEC on January 11, 2016, and declared effective on February 1, 2016 (the “Registration Statement”). The Series D Preferred Stock ranks on parity with the Company’s outstanding 7.75% Series A Cumulative Redeemable Preferred Stock, 7.50% Series B Cumulative Redeemable Preferred Stock and 7.125% Series C Preferred Stock with respect to dividend rights and rights upon liquidation, dissolution or winding up. The Series D Preferred Stock is described in the Company’s Registration Statement and the Prospectus Supplement.

The foregoing summaries of the terms of the purchase agreements and placement agent agreement are only a brief description of certain terms therein, do not purport to be a complete description of the rights and obligations of the parties thereunder, and are qualified in their entirety by such documents attached hereto. A copy of the form of purchase agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein. A copy of the placement agent agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Placement Agent Agreement dated August 1, 2016 by and between Gladstone Commercial Corporation and CSCA Capital Advisors, LLC.

5.1	Opinion of Venable LLP.

8.1	Tax Opinion of Bass, Berry & Sims, PLC.

10.1	Form of Purchase Agreement.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of Bass, Berry & Sims, PLC (included in Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation

August 2, 2016	By:	/s/ Danielle Jones
Danielle Jones
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Placement Agent Agreement dated August 1, 2016 by and between Gladstone Commercial Corporation and CSCA Capital Advisors, LLC.

5.1	Opinion of Venable LLP.

8.1	Tax Opinion of Bass, Berry & Sims, PLC.

10.1	Form of Purchase Agreement.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of Bass, Berry & Sims, PLC (included in Exhibit 8.1).